Exhibit 10.1
GUARANTY OF PAYMENT AND PERFORMANCE
OF
AGREEMENT AND PLAN OF MERGER

WHEREAS, AXOS CLEARING, LLC, a Nevada limited liability company (“Parent”), Axos Clarity MergeCo., Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), COR Securities Holdings Inc., a Delaware corporation (“Company”), and certain additional parties set forth therein are entering into an Agreement and Plan of Merger dated as of September 28, 2018 (the “Merger Agreement” (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement)), which provides, among other things, for the merger of Merger Sub with and into Company on the terms and conditions set forth in the Merger Agreement; and

WHEREAS, to induce Company to execute and deliver the Merger Agreement, the undersigned has agreed to execute this Guaranty of Payment and Performance of Agreement and Plan of Merger (this “Guaranty”) and to be bound by all of the obligations of Parent and Merger Sub under the Merger Agreement;

NOW, THEREFORE, FOR VALUE RECEIVED, the undersigned hereby makes the following guaranty, representations, warranties and covenants to Company:

1.    Guaranty. The undersigned, as primary obligor and not merely as surety, hereby unconditionally, absolutely and irrevocably guarantees, and agrees to cause Parent and Merger Sub to effect, the due and punctual payment, performance and observation of each and all of Parent’s and Merger Sub’s obligations and liabilities (including without limitation losses or damages payable to Company) under, with respect to, in connection with or otherwise arising out of or relating to the Merger Agreement in accordance with the terms thereof, as in effect on September 28, 2018 or as thereafter amended in accordance with the Merger Agreement, including without limitation the Closing Consideration (collectively, the “Obligations”). In the event that Parent or Merger Sub fails in any manner whatsoever to pay, perform or observe any of the Obligations, the undersigned will duly pay, perform or observe, as the case may be, such Obligations in accordance with the Merger Agreement as if the undersigned were itself Parent or Merger Sub with respect to such Obligations. Without limiting the generality of the foregoing, the undersigned agrees that it will not permit Parent or Merger Sub to liquidate or dissolve or to take any similar action which would impair the ability of Parent or Merger Sub to fulfill its obligations pursuant to the Merger Agreement. The undersigned hereby agrees that Company shall be entitled to specific performance to cause the undersigned to effect its obligations pursuant to this Guaranty. For the avoidance of doubt, the undersigned does not have any liability or obligation to any party pursuant to this Guaranty that Parent or Merger Sub does not have under the Merger Agreement. For the avoidance of doubt, no consent of the undersigned shall be required with respect to any amendment or waiver of the Merger Agreement that is effected in accordance with the terms thereof, and this Guaranty shall apply to Parent’s and Merger Sub’s obligations under the Merger Agreement, as so amended or waived. The undersigned hereby acknowledges and agrees that this Guaranty is being delivered and accepted as a material inducement to Company to enter into the Merger Agreement and that Company is the express beneficiary of this Guaranty and shall be entitled to enforce this Guaranty against the undersigned.

In no event shall Company be obligated to take any action, obtain any judgment or file any action prior to enforcing this Guaranty, and the undersigned hereby waives as to itself promptness, diligence, notice of the acceptance of this Guaranty and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, all defenses that may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, and all suretyship defenses. This Guaranty (i) is a guaranty of payment and performance, and not of collectability, (ii) shall be construed as a continuing, absolute, irrevocable and unconditional guaranty without regard to any right of offset with respect to the Obligations at any time and (iii) shall be enforceable against the undersigned to the same extent as if the undersigned were the primary obligor (and not merely a surety) with respect to the Obligations. The undersigned hereby acknowledges that the validity of this Guaranty and the undersigned’s obligations under this Guaranty shall not be affected or impaired by reason of any bankruptcy, insolvency, receivership or other such proceeding relating to the undersigned or any of its Affiliates. The undersigned agrees that neither this

Guaranty nor the Obligations shall be discharged except by complete payment and performance of the Obligations, and that neither this Guaranty nor the Obligations shall be released or discharged, in whole or in part, or otherwise affected by (v) the failure or delay on the part of Company to assert any claim or demand or to enforce any right or remedy against Parent or Merger Sub, (w) any change in the time, place or manner of payment or performance of the Obligations or any waiver, compromise, consolidation or other amendment or modification of any of the terms of the Merger Agreement or the Obligations, (x) any change in the corporate existence, structure or ownership of Parent or Merger Sub, or any other Person interested in the transactions contemplated hereby, (y) the adequacy of any other means Company may have of obtaining payment or performance of the Obligations or (z) any other circumstance that might constitute a defense to, or a legal or equitable discharge of, Parent, Merger Sub or the undersigned. If at any time payment of the Obligations is rescinded or must be otherwise restored or returned by Company upon the insolvency, bankruptcy or reorganization of Parent, Merger Sub or the undersigned, the undersigned’s obligations hereunder with respect to such payment shall be reinstated upon such restoration or return being made by Company, all as though such payment had not been made. The rights, powers, remedies and privileges provided for Company in this Guaranty are cumulative and not exclusive of any rights, powers, remedies and privileges of Company.

2.    Representations and Warranties. The undersigned hereby represents and warrants to Company that (a) the undersigned has duly and validly executed and delivered this Guaranty; (b) the execution and delivery by the undersigned of this Guaranty do not, and the performance by the undersigned hereunder will not, violate, constitute a breach of or cause a default under (i) the articles of incorporation or bylaws of the undersigned, (ii) any note, mortgage, indenture, bond, material agreement or other material instrument or obligation to which the undersigned is a party or by which it or its property is bound, or (iii) any order, writ, injunction, decree, statute, law, rule or regulation applicable to the undersigned; (c) the execution, delivery and performance of this Guaranty have been duly authorized by all requisite corporate action of the undersigned in accordance with its governing documents and applicable law; (d) this Guaranty constitutes the valid and binding obligation of the undersigned enforceable in accordance with its terms; and (e) the undersigned or its wholly-owned subsidiary is the record and beneficial owner of all of the voting securities of Parent.

3.    Termination or Amendment of Guaranty. This Guaranty shall terminate automatically at the earlier of (i) 12 months following the termination of the Merger Agreement in accordance with the terms thereof or (ii) immediately following the Closing. Except as provided in the immediately preceding sentence, (a) this Guaranty may not be amended, modified or revoked or terminated by the undersigned without the prior written consent of Company, and (b) no event or circumstance, and no action, omission, failure to act or waiver by Company (other than a written waiver by Company expressly directed to the undersigned) shall have the effect of modifying, limiting or terminating the obligations of the undersigned under this Guaranty.

4.    Successors and Assigns. This Guaranty inures to the benefit of Company and its successors and assigns, and shall be binding upon the undersigned and its successors and assigns, provided that the obligations of the undersigned are expressly nontransferable and nonassignable.

5.    Confidentiality. Without the prior written consent of Company, the undersigned shall not, and shall cause its Affiliates, directors, officers, employees, advisors and other representatives to not, issue any press release or other public or non-confidential statement, disclosure or communication (or statement, disclosure or communication that could reasonably be expected to become public) relating in any respect to this Guaranty or the transactions contemplated hereby or thereby prior to the effectiveness of the Merger Agreement (and thereafter only in accordance with the terms of the Merger Agreement). For the avoidance of doubt, this Section 5 shall not prohibit the parties hereto from making statements, disclosures or communications to FINRA or other governmental entities with jurisdiction over such parties to the extent such disclosures, communications or statements are required by applicable law, regulation or court order and in each case remain confidential.

6.    Governing Law. The terms and provisions of Section 10.7 and Section 10.9 of the Merger Agreement are incorporated herein by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this Guaranty.

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IN WITNESS WHEREOF, the undersigned has caused this Guaranty of Payment and Performance of Agreement and Plan of Merger and Letter of Agreement to be executed by its duly authorized representative, with the signature being transmitted by facsimile machine or digitally to be treated as an original signature for all purposes, as of the 28th day of September, 2018.

AXOS FINANCIAL, INC.

By /s/ Greg Garrabrants
Name: Greg Garrabrants
Title: President

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST SET FORTH ABOVE

COR SECURITIES HOLDINGS INC.

By /s/ Carlos Salas
Name: Carlos Salas
Title: Chief Financial Officer